Exhibit 99.1(ii)

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2009

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Hubei Industrial University Business College
(A wholly owned subsidiary of Wuhan Jiyang Education Investment Co., Ltd.)

We have audited the accompanying balance sheet of Hubei Industrial University Business College as of December 31, 2009 and the related statement of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hubei Industrial University Business College as of December 31, 2009, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

BAKER TILLY HONG KONG LIMITED
Certified Public Accountants

Hong Kong
Date:  November 5, 2010

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)
BALANCE SHEET
AS OF DECEMBER 31, 2009

2009
RMB
ASSETS

CURRENT ASSETS
Cash and cash equivalents	65,826,544
Accounts receivable, net	4,219,878
Prepaid expenses and other current assets	1,771,894
Inventory, net	302,227
Total Current Assets	72,120,543

PROPERTY AND EQUIPMENT, NET	165,514,781

OTHER ASSETS
Land use rights, net	32,630,118
TOTAL ASSETS	270,265,442

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of bank loans	54,000,000
Accounts payable	34,547,380
Deferred revenue	70,640,713
Accrued expenses and other current liabilities	28,109,037
Income taxes payable	19,437,805
Total Current Liabilities	206,734,935

NON-CURRENT LIABILITIES	-
TOTAL LIABILITIES	206,734,935

COMMITMENTS AND CONTINGENCIES	-

SHAREHOLDERS' EQUITY
Registered capital	50,000,000
Additional paid-in capital	20,460
Amount due from a shareholder	(44,803,367)
Retained earnings
Unappropriated	58,313,414
Total Shareholders' Equity	63,530,507
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	270,265,442

The accompanying notes are an integral part of these financial statements

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
	RMB	RMB

REVENUES	100,348,841	97,829,047

COST OF REVENUES	(81,055,394)	(86,691,525)

GROSS PROFIT	19,293,447	11,137,522

OPERATING EXPENSES
General and administrative expenses	197,375	882,732
	197,375	882,732

INCOME FROM OPERATIONS	19,096,072	10,254,790

OTHER EXPENSES

Bank loan interest	(3,837,174)	(4,587,321)
Other expenses	(138,442)	-
Total Other Expenses	(3,975,616)	(4,587,321)

INCOME BEFORE TAXES	15,120,456	5,667,469

INCOME TAX EXPENSE	3,780,114	1,416,867

NET INCOME	11,340,342	4,250,602

The accompanying notes are an integral part of these financial statements

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)
STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

			Amount due	Unappropriated
	Registered	Capital	From a	Retained
	capital	reserve	shareholder	earnings	Total
	RMB	RMB	RMB	RMB	RMB

Balance at January 1, 2008	50,000,000	20,460	(30,403,367)	42,722,470	62,339,563
Net movements	-	-	(7,000,000)	-	(7,000,000)
Net income for the year	-	-	-	4,250,602	4,250,602

Balance at December 31, 2008	50,000,000	20,460	(37,403,367)	46,973,072	59,590,165
Net movements	-	-	(7,400,000)	-	(7,400,000)
Net income for the year	-	-	-	11,340,342	11,340,342

Balance at December 31, 2009	50,000,000	20,460	(44,803,367)	58,313,414	63,530,507

The accompanying notes are an integral part of these financial statements

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
	RMB	RMB
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	11,340,342	4,250,602
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation and amortization	19,181,050	18,335,521
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivables	1,628,555	(1,956,737)
Inventory	52,365	(92,432)
Prepaid expenses and other current assets	23,181,691	1,741,337
Increase (decrease) in:
Account payable	18,588,534	(4,571,752)
Deferred revenues	6,815,313	20,534,565
Accrued expenses and other current liabilities	(4,173,380)	(29,985,541)
Income taxes payable	3,780,114	1,416,868
Net cash provided by operating activities	80,394,584	9,672,431

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets and land use rights	(19,012,678)	(2,275,902)
Proceeds from the disposal of long-term investment	-	5,000,000
Amount due from holding company	(7,400,000)	(15,803,367)
Net cash provided by/(used in) investing activities	(26,412,678)	(13,079,269)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank loans repaid	-	(5,000,000)
Net cash used in financing activities	-	(5,000,000)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	53,981,906	(8,406,838)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	11,844,638	20,251,476

CASH AND CASH EQUIVALENTS AT END OF YEAR	65,826,544	11,844,638

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	3,837,174	4,587,321

The accompanying notes are an integral part of these financial statements

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)
NOTES TO THE FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)     Organization

Hubei Industrial University Business College (“HIUBC” or “the College”) was incorporated in the People’s Republic of China (“PRC”) on July 13, 2004.  HIUBC, which was founded in 2003 by private investors, is an independent accredited college affiliated with Hubei Industrial University, that offers bachelor degree and diploma courses in industrial engineering design, computer engineering, management, economics, language studies and law. Revenue is generated primarily from student tuition fees and student boarding charges.

(B)     FASB Launches New Accounting Standards Codification

In June 2009 the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Codification (“Codification”) as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities effective for interim and annual periods ending after September 15, 2009.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification have become non-authoritative.

Following the Codification, FASB will not issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force (“EITF”) Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

GAAP is not intended to be changed as a result of the FASB's Codification, but it will change the way the guidance is organized and presented. As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies.

(C)      Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D)      Cash and cash equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months.

(E)       Accounts Receivable

The Company extends unsecured credit to certain students in the ordinary course of business.  An allowance for doubtful accounts is established and recorded based on managements’ assessment of student credit history, overall trends in collections and write-offs, and expected exposures based on facts and prior experience.

(F)       Inventories

Inventories are stated at the lower of cost or market value.  Cost is determined by the weighted average method.

(G)       Property and equipment

Property and equipment are stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives.  The estimated useful lives are as follows:

Buildings	20 Years (lesser of their expected useful life or the life of the lease)
Paths and Gardening facilities	10 Years
Library assets	5 Years
Sport facilities	10 Years
Instructional equipments	8 Years
Motor vehicles	5 Years
Other furniture, fixtures and equipment	5 Years
Construction in progress	Nil

Land use rights are stated at cost, less accumulated amortization and are amortized over the term of the relevant rights of 50 years from the date of acquisition.  Amortization of land use rights for the years ended December 31, 2009 and 2008 was RMB 739,453 and RMB 739,453 respectively.

(H)      Impairment of long-lived assets

HIUBC reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable.  When these events occur, HIUBC measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition.  If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, HIUBC would recognize an impairment loss based on the fair value of the assets. In the opinion of the management, no impairment of property and equipment and land use rights exist at December 31, 2009.

(I)      Fair value of financial instruments

ASC Topic 825 requires certain disclosures regarding the fair value of financial instruments.  Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

ASC Topic 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, HIUBC considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of cash and cash equivalents, accounts receivable (trade and others) and accounts payable (trade and others) approximate their fair value because of the short-term nature of these instruments. HIUBC places its cash and cash equivalents with what it believes to be high credit quality financial institutions. HIUBC has a diversified customer base, most of which are in the PRC. HIUBC controls credit risk related to accounts receivable through credit approvals, credit limit and monitoring procedures. HIUBC routinely assesses the financial strength of its students and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

(J)        Revenue recognition

The revenues represent tuition fees income, accommodation fee income and catering fees income and are recognized on a straight-line basis over the service period. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue. Cost of revenue includes the cost of services provided associated with the revenue comprising instructor salaries, rent, food, etc. recognized within the corresponding time period.

Deferred revenue represents amounts received from the students against future services since HIUBC recognizes revenue on the performance of services. Deferred revenue was RMB70,640,713 as of December 31, 2009.

(K)       Operating leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases.  Payments made under operating leases are charged to the statements of operations on a straight-line basis over the lease period.

(L)      Income taxes

HIUBC accounts for income taxes under ASC Topic 740. Under ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

(M)        Recent Accounting Pronouncements

In June 2009, the FASB issued an authoritative pronouncement to amend the accounting rules for variable interest entities. The amendments effectively replace the quantitative-based risks-and-rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has (1) the power to direct the activities of a variable interest entity that most significantly affect the entity’s economic performance and (2) the obligation to absorb losses of, or the right to receive benefits from, the entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. The new guidance also requires additional disclosures about a reporting entity’s involvement with variable interest entities and about any significant changes in risk exposure as a result of that involvement. The new guidance is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, and all interim and annual periods thereafter.  HIUBC does not expect the adoption of this pronouncement to have a significant impact on its financial condition or results of operations.

In October 2009, the FASB issued amended revenue recognition guidance for arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management’s best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence, vendor objective evidence or third-party evidence is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. HIUBC does not expect the adoption of this pronouncement to have a significant impact on its financial condition or results of operations.

In October 2009, the FASB issued authoritative guidance which amends the scope of existing software revenue recognition accounting. Tangible products containing software components and non-software components that function together to deliver the product’s essential functionality would be scoped out of the accounting guidance on software and accounted for based on other appropriate revenue recognition guidance.  Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this new guidance on a retrospective basis. HIUBC does not expect the adoption of this pronouncement to have a significant impact on its financial condition or results of operations.

 In January 2010, the FASB issued authoritative guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than on a net basis as currently required. This guidance also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and, in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The adoption of this pronouncement did not have a significant impact on its financial condition or results of operations.

On March 5, 2010, the FASB issued authoritative guidance to clarify the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Specifically, only one form of embedded credit derivative qualifies for the exemption – one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. This guidance also has transition provisions, which permit entities to make a special one-time election to apply the fair value option to any investment in a beneficial interest in securitized financial assets, regardless of whether such investments contain embedded derivative features. This guidance is effective on the first day of the first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of any fiscal quarter beginning after March 5, 2010. HIUBC does not expect the adoption of this pronouncement to have a significant impact on its financial condition or results of operations.

In April 2010, the FASB issued authoritative guidance on milestone method of revenue recognition. The scope of this consensus is limited to arrangements that include milestones relating to research or development deliverables. The guidance specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this consensus regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The guidance will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. HIUBC does not expect the adoption of this pronouncement to have a significant impact on its financial condition or results of operations.

In July 2010, the FASB issued an authoritative pronouncement on disclosure about the credit quality of financing receivables and the allowance for credit losses. The objective of this guidance is to provide financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. The guidance requires an entity to provide disclosures on a disaggregated basis on two defined levels: (1) portfolio segment; and (2) class of financing receivable. The guidance includes additional disclosure requirements about financing receivables, including: (1) Credit quality indicators of financing receivables at the end of the reporting period by class of financing receivables; (2) The aging of past due financing receivables at the end of the reporting period by class of financing receivables; and (3) The nature and extent of troubled debt restructurings that occurred during the period by class of financing receivables and their effect on the allowance for credit losses. For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. HIUBC is in the process of evaluating the effect of adoption of this pronouncement.

2.	ACCOUNT RECEIVABLE, NET

Account receivable, net as of December 31, 2009

2009
RMB

Accounts receivable	4,219,878
Less allowance for doubtful debts	-
Total	4,219,878

3.	INVENTORY

Inventory, net at December 31, 2009 consisted of the following:

2009
RMB

Instructional equipment and accessories	302,227

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at December 31, 2009 consisted of the following:

2009
RMB

Prepaid construction cost	146,420
Prepaid expenses	783,389
Receivables from staff hosing purshased	153,504
Others	688,581
1,771,894

5.	PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment at:

2009
RMB

Buildings	146,737,921
Paths and Greening facilities	30,474,225
Instructional equipments	37,411,007
Library assets	6,303,020
Motor vehicles	4,112,156
Other furniture, fixtures and equipment	21,680,382
Construction in progress	602,359
247,321,070
Less: accumulated depreciation	(81,806,289)
Property and equipment, net	165,514,781

Depreciation is computed using the straight-line method over estimated useful lives of the assets. Depreciation expense for the years ended December 31, 2009 and 2008 were RMB 18,441,597 and RMB 17,596,068 respectively.

6.	LAND USE RIGHTS, NET

Land use rights at December 31, 2009 consisted of the following:-

2009
RMB

Rights to use land	36,972,650
Less: accumulated amortization	(4,342,532)
Land use rights, net	32,630,118

Land use rights are stated at cost, less accumulated amortization over the term of the relevant rights of 50 years from the date of acquisition.  Amortization of land use rights for the years ended December 31, 2009 and 2008 were RMB 739,453 and RMB 739,453 respectively.

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities at December 31, 2009 consisted of the following:

2009
RMB

Accrued scholarship/grants to students	18,202,400
Accrued employee payroll and welfare	1,220,371
Construction cost payable	1,048,666
Advances from students for purchasing textbooks and materials	5,302,681
Others	2,284,480
Other tax payable	50,439
28,109,037

8.	BANK LOANS

Balance at December 31, 2009:

RMB

Note payable to a bank at bank's floating rate per annum, guaranteed by the holding company, due November 20, 2010.	24,000,000

Note payable to a bank at bank's floating rate per annum, guaranteed by the holding company, due October 20, 2010.	30,000,000
54,000,000

Less: current maturities	54,000,000
-

Maturities are as follows:	RMB
For the year ended December 31,
2010	54,000,000
54,000,000

Interest paid for bank loans in 2009 and 2008 were RMB 3,837,174 and RMB 4,587,321 respectively.

9.	INCOME TAX

HIUBC was incorporated in the PRC and is subject to PRC income tax. The income tax rate applicable was 25%.

The income tax expenses for 2009 and 2008 are summarized as follows:

PRC Income Tax	2009	2008
	RMB	RMB

Current	3,780,114	1,416,867
Total provision for income taxes	3,780,114	1,416,867

No deferred tax liabilities incurred from temporary differences relating to revenue earned but not yet taxable.

10.	SHAREHOLERS’ EQUITY

Registered capital

HIUBC was incorporated on July 13, 2004. Total registered capital paid up was RMB 50,000,000.

11.	RELATED PARTY TRANSACTIONS

As of December 31, 2009, the College had RMB 44,803,367 due from its holding company, Wuhan Jiyang Education Investment Co., Ltd. (“Jiyang”) which is unsecured, interest free and is repayable on demand.

In 2003 Jiyang entered into a partnership agreement with Hubei Industrial University to cooperate and develop HIUBC in Wuhan. Jiyang’s responsibilities are incorporation, investment, construction and management for HIUBC. Hubei Industrial University’s responsibilities were to provide goodwill and manpower support for HIUBC. The terms of the partnership agreement was from April 16, 2003 to July 31, 2013 (10 years). Based the agreement, 5% tuition fee income is paid to Jiyang as management fees for services provided to HIUBC.

In 2009 and 2008, management fees paid to Jiyang and included in cost of revenue were RMB 4,120,089 and RMB 4,202,823 respectively

12.	OPERATING LEASE COMMITMENT

HIUBC leases land from third parties under operating leases which expire at various dates from September 2016 through December 2029.  Rent expense for the years ended December 31, 2009 and 2008 were RMB 361,500 and RMB 361,500 respectively. At December 31, 2009, HIUBC has outstanding commitments with respect to operating leases as follows:

Fiscal year ending December 31,
RMB
2010	411,500
2011	411,500
2012	411,500
2013	411,500
2014	411,500
Thereafter	2,928,224
4,985,724

13.	CONCENTRATIONS AND RISKS

During 2009 and 2008, both 100% of HIUBC’s assets were located and 100% of HIUBC’s revenues were earned in China.

14.	SUBSEQUENT EVENTS

Wintown Limited (“Wintown”) was incorporated on August 18, 2004 in the British Virgin Islands as a limited liability company. Wintown is an investment holding company. Wintown established Shanghai Rubao Information and Technology Co., Ltd. (“Rubao”) in the PRC as a wholly owned subsidiary on January 20, 2005.  The business activities of Rubao are information technology development, consulting and investment holding. On July 20, 2010, Rubao acquired the entire stake of Wuhan Jiyang Education Investment Co., Ltd. (“Jiyang”) which owned the entire stake of HIUBC. On August 19, 2010, the shareholder of Wintown entered into a Share Transfer Agreement with ChinaCast Education Corporation (“CEH”) to dispose of the entire stake in Wintown to CEH for RMB 450,000,000. This transaction was consummated on August 23, 2010